EXHIBIT 10.1

SCICLONE PHARMACEUTICALS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As Amended May 3, 2010)

(Plan Termination Date: July 25, 2016)

The following constitute the provisions of the Employee Stock Purchase Plan of SciClone Pharmaceuticals, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of the Company.

(d) “Company” shall mean SciClone Pharmaceuticals, Inc., a California corporation.

(e) “Compensation” shall mean all regular straight time gross earnings, overtime and shift premium and shall not include payments for incentive compensation, incentive payments, bonuses, commissions and other compensation.

(f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g) “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(h) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Employee” shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Offering Date” shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes eligible after the first business day of an Offering Period, the term “Offering Date” shall mean the first business day of the Purchase Period coinciding with or next succeeding the day on which that individual becomes an eligible Employee.

Options granted after the first business day of an Offering Period will be subject to the same terms as the options granted on the first business day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

(l) “Offering Period” shall mean a period as determined by the Board in accordance with Section 4(a), except as otherwise determined under Section 11.

(m) “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(n) “Plan” shall mean this Employee Stock Purchase Plan.

(o) “Purchase Date” shall mean the last business day of each Purchase Period, on which outstanding options are exercised automatically.

(p) “Purchase Period” shall mean a period as determined by the Board in accordance with Section 4(b), the final day of which is a Purchase Date.

(q) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which any such option is outstanding at any time. The $25,000 limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

4. Offering Periods and Purchase Periods.

(a) Offering Periods. Commencing on June 1, 2010, the Plan shall be implemented by sequential Offering Periods of approximately three (3) months duration, with new Offering Periods commencing on the first trading days of March, June, September and December of each year and ending on the final trading days of the next May, August, November and February, respectively, occurring thereafter.

Not withstanding the foregoing, the Board may establish from time to time additional or alternative concurrent, sequential or overlapping Offering Periods of such duration, not in excess of twenty-four (24) months, and having such beginning and ending dates as the Board specifies.

Furthermore, the Board shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offering Periods having different terms and conditions and to designate the Subsidiary(ies) that may participate in a particular Offering Period, provided that each Offering Period shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all participants granted an option pursuant to such Offering Period shall have the same rights and privileges within the meaning of such section. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Board shall have the power, in its discretion, to grant options in an Offering Period to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering Period to Employees resident in the United States.

(b) Purchase Periods. Commencing on June 1, 2010, each Offering Period of approximately three (3) months duration shall consist of a single Purchase Period having the same duration, the last day of which shall be the Purchase Date for such Offering Period and Purchased Period.

Notwithstanding the foregoing, if the Board so determines, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as specified by the Board. The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. If the first or last day of a Purchase Period is not a day on which the principal stock exchange or quotation system on which the Common Stock is then listed is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant’s Compensation (which shall be not less than 1% and not more than 15%) to be paid as Contributions pursuant to the Plan.

(b) Payroll deductions shall commence on the first payroll date following the Offering Date and shall end on the last payroll date on or prior to the last Purchase Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

6. Method of Payment of Contributions.

(a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of such participant’s Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during each Offering Period (or once each six (6) months during an Offering Period having a duration of more than six (6) months), may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month. A participant may increase the rate of his or her Contributions to become effective only as of the Offering Date of a new Offering Period by completing and filing with the Company a new subscription agreement in accordance with Section 5(a).

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equals $21,250. Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7. Grant of Option.

(a) Number of Shares Subject to Option.

(i) On the Offering Date of each Offering Period commencing on and after June 1, 2010, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date of such Offering Period a number of shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the lower of (A) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date, or (B) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date.

Notwithstanding the foregoing, the Board may establish from time to time, but prior to the commencement of the applicable Offering Period, a different method for determining the number of shares of Common Stock for which an option shall be granted on the Offering Date to each eligible Employee participating in the applicable Offering Period; provided, however, that the number of shares that may be purchased on each Purchase Date during the Offering Period shall not exceed the number determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date.

(ii) Notwithstanding the foregoing, (x) no participant shall be permitted to purchase more than 1,000 shares on any Purchase Date (unless the Board establishes a different limit prior to the Offering Date of the applicable Offering Period), (y) the maximum number of shares an Employee may purchase during each calendar year in which an option is outstanding at any time shall not exceed $25,000 in fair market value of the Company’s Common Stock (determined on the Offering Date(s) applicable to such options in accordance with Section 423(b)(8) of the Code and the regulations thereunder), and (z) purchases pursuant to the Plan shall be subject to the limitations set forth in Sections 3(b) and 13. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b).

(b) Purchase Price.

(i) For each Offering Period commencing on and after June 1, 2010, the option price per share of the shares offered in a given Offering Period shall be the lower of (A) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (B) 85% of the fair market value of a share of the Common Stock of the Company on the Purchase Date.

Notwithstanding the foregoing, the Board may establish from time to time, but prior to the commencement of the applicable Offering Period, a different method for determining the option price per share for such Offering Period; provided, however, that the option price shall not be less than the lower of (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Purchase Date.

(ii) Except as otherwise determined by the Board, the fair market value of the Company’s Common Stock on a given date shall be the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the NASDAQ Global Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by

NASDAQ. If, on the relevant date, the Common Stock is not then listed on a securities exchange or quotation system, the fair market value of a share of Common Stock shall be as determined in good faith by the Board.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of whole shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. No participant shall acquire a fractional share. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option or the deposit of such number of shares with the broker selected by the Company for administration of Plan stock purchases, as determined by the Company. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares on each Purchase Date during an Offering Period other than the last Purchase Date, shall be carried over to the next Purchase Period if the Employee continues to participate in the Plan, or if the Employee does not continue to participate, shall be returned to the participant. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares on the last Purchase Date of an Offering Period shall be returned to the participant, provided that if the amount that would be returned to the participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Common Stock on such Purchase Date, the Company may retain the cash balance in the participant’s account to be applied toward the purchase of shares in the next Offering Period.

10. Voluntary Withdrawal, Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time on or before a date prior to each Purchase Date specified by the Company by giving written notice to the Company. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11. Automatic Withdrawal. This Section 11 shall not apply to any Offering Period commencing after January 31, 2006. If the fair market value of the shares on any Purchase Date of an Offering Period, other than the final Purchase Date of an Offering Period, is less than the fair market value of the shares on the initial Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares for such Purchase Period, and (ii) be enrolled in a new twenty-four (24) month Offering Period commencing on the first business day subsequent to such Purchase Period, with subsequent Offering Periods commencing in twenty-four (24) month periods thereafter.

12. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

13. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

(b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

15. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

17. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

20. Amendment or Termination.

(a) The Board may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect options previously granted under the Plan unless expressly provided by the Board and (b) no such amendment, suspension or termination may adversely affect an option previously granted under the Plan without the consent of the participant, except to the extent permitted by the Plan, or as may be necessary to comply with any applicable law, regulation or rule. Notwithstanding the foregoing, in the event that the Board determines that continuation of the Plan or an Offering Period would result in unfavorable financial accounting consequences to the Company, the Board may, in its discretion and without the consent of any participant, including with respect to an Offering Period then in progress: (a) terminate the Plan or any Offering Period, (b) accelerate the Purchase Date of any Offering Period, (c) reduce the discount applicable or the method of determining the option price in any Offering Period (e.g., by determining the option solely on the basis of the fair market value on the Purchase Date), (d) reduce the maximum number of shares of Common Stock that may be purchased in any Offering Period or (e) take any combination of the foregoing actions. An amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if the amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board for participation in the Plan.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to (i) change the Offering Periods and Purchase Periods; (ii) limit the frequency and/or number of changes in the amount withheld during an Offering Period, (iii) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, which, unless otherwise determined by the Board, shall be based on the applicable exchange rate as in effect on the Purchase Date; (iv) permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections; (v) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation; and (vi) establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan, Effective Date. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

24. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

SCICLONE PHARMACEUTICALS, INC.

EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

New Election

Change of Election

1. I,                                                                       hereby elect to participate in the SCICLONE PHARMACEUTICALS, INC. Employee Stock Purchase Plan (the “Plan”) beginning with the Offering Period commencing on                     , 20         and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2. I elect to have Contributions in the amount of     % of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must not be less than 1% and not more than 15% of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted).

3. I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

4. I understand that I may discontinue at any time prior to three business days before the Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that I can decrease (but not increase) the rate of my Contributions on one occasion only during the Offering Period by completing and filing a new Subscription Agreement with such decrease taking effect as of the beginning of the calendar month following the date of filing of the new Subscription Agreement, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the rate of deductions for future Offering Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Offering Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

5. I have received or have had made available to me on the Company’s intranet site a copy of the Company’s most recent prospectus containing a description of the Plan prepared in connection with the Company’s registration of shares of Common Stock issuable under the Purchase Plan with the Securities and Exchange Commission and a copy of the complete “SCICLONE PHARMACEUTICALS, INC. Employee Stock Purchase Plan.” I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6. Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:

NAME: (Please print)
(First) (Middle) (Last)

(Relationship)	(Address)

8. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Purchase Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

9. If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) excess of the fair market value of the shares on the Offering Date over the purchase price determined as if the option were exercised on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I understand that this tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.

10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

SIGNATURE:

DATE:

SPOUSE’S SIGNATURE (necessary if beneficiary is not spouse):

(Signature)

(Print name)

SCICLONE PHARMACEUTICALS, INC.

EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

I,                      hereby elect to withdraw my participation in the SCICLONE PHARMACEUTICALS, INC. Employee Stock Purchase Plan (the “Plan”) for the Offering Period in which I am now participating. This withdrawal covers all Contributions credited to my account and is effective on the date designated below.

I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current Offering Period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

Dated:
Signature of Employee